Exhibit 3.1

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

ARTICLES OF ORGANIZATION
OF
FORWARD PROFIT INVESTING LLC

Under Section 203 of the Limited Liability Company Law

FIRST:
The name of the limited liability company is:
FORWARD PROFIT INVESTING LLC

SECOND:
The county within this state in which the office of the
limited liability company is to be located is:
KINGS COUNTY

THIRD:
The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served.
The address within or without this state to which the Secretary of
State shall mail a copy of any process against the limited liability company served upon him or her is:
56 CAMBRIDGE PLACE
BROOKLYN, NY 11238

/s/ Shahn C. Andersen	Shahn C. Andersen
Signature of Organizer	Name of Organizer

ARTICLES OF ORGANIZATION
OF
FORWARD PROFIT INVESTING LLC

Under Section 203 of the Limited Liability Company Law

Filed by:
SHAHN ANDERSEN
56 CAMBRIDGE PLACE
BROOKLYN, NY 11238